As filed with the Securities and Exchange Commission on February 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warrior Met Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-0706839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16243 Highway 216

Brookwood, AL 35444

(205) 554-6150

(Address of principal executive offices, including zip code)

Warrior Met Coal, LLC 2016 Equity Incentive Plan

(Full title of the plan)

Dale W. Boyles

Chief Financial Officer

Warrior Met Coal, Inc.

16243 Highway 216

Brookwood, AL 35444

(205) 554-6150

(Telephone number, including area code, of agent for service)

Copies to:

Shar Ahmed

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	754,039(3)	$26.88	$20,268,568.32	$2,523.44

(1)	This registration statement covers the resale of 754,039 shares of common stock, par value $0.01 per share (the “Common Stock”) of Warrior Met Coal, Inc. (the “Registrant”) that have been previously issued to the selling stockholders named in this registration statement (the “Selling Stockholders”) pursuant to the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The maximum offering price per share and maximum aggregate offering are based on a price of $26.68 which is the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange on February 9, 2018.
(3)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered such additional shares of Common Stock as may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

EXPLANATORY NOTE

This registration statement is filed by the Registrant for the purpose of registering, for purposes of resale or reoffer thereof, 754,039 shares of Common Stock previously issued to certain current and former directors, officers and other employees of the Registrant named in this registration statement pursuant to the Plan.

This registration statement contains two parts, Part I and Part II.

The first part, Part I, contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of those shares referred to above that constitute “control securities” or “restricted securities”, within the meaning of the Securities Act, by certain of the Registrant’s stockholders consisting of current and former directors, officers and other employees, previously issued to them pursuant to the Plan. In addition, certain information relating to future issuances under the Plan is omitted from Part I, as further described below in the next paragraph and under the heading “Item 1. Plan Information”.

Part II contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”).

The Registrant will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Registrant will provide all participants in the Plan with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) Prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plan, will be available without charge by contacting our corporate secretary at our executive office at 16243 Highway 216, Brookwood, Alabama 35444.

Reoffer Prospectus

             754,039    Shares

Warrior Met Coal, Inc.

Common Stock

This reoffer prospectus relates to 754,039 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Warrior Met Coal, Inc., a Delaware corporation (“we,” “our,” “us,” or the “Company”), that may be offered from time to time by certain selling stockholders named in this reoffer prospectus (the “Selling Stockholders”). Each of the Selling Stockholders acquired such Shares when unit awards previously granted to such Selling Stockholders under the Warrior Met Coal, LLC 2016 Equity Incentive Plan were converted from Class C Units into shares of our Common Stock prior to the date of the initial public offering of the Company, which initial public offering was consummated on a date prior to the date of this reoffer prospectus.

The Selling Stockholders may sell the Shares directly, or may sell them through brokers or dealers. The Company will not receive any of the proceeds from sales made under this reoffer prospectus. The Company is paying the expenses incurred in registering these Shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that Selling Stockholder.

Our shares of Common Stock are traded on the New York Stock Exchange (“NYSE”) under the symbol “HCC.” On February 13, 2018, our closing price on the NYSE was $28.90 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission (the “Commission”), any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 15, 2018.

You should rely only on the information contained in or incorporated by reference in this reoffer prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information different from that contained in this reoffer prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this reoffer prospectus is accurate as of any date other than the date on the front cover of this reoffer prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time and delivery of this reoffer prospectus or any sale of any security. Our business, financial condition, results of operations and future growth prospects may have changed since such date.

This reoffer prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in, or incorporated by reference into, this reoffer prospectus and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire reoffer prospectus carefully, including the section entitled “Risk Factors” and the consolidated financial statements and related notes and other documents incorporated by reference into this reoffer prospectus, before making an investment decision.

Warrior Met Coal, Inc.

Overview

We are a large scale, low-cost U.S.-based producer and exporter of premium metallurgical (“met”) coal operating two highly productive underground mines in Alabama, Mine No. 4 and Mine No. 7, that have an estimated annual production capacity of 7.3 million metric tons of coal. We sell a premium met coal product to leading steel manufacturers in Europe and South America. As of December 31, 2017, based on a reserve report prepared by Marshall Miller & Associates, Inc. (“Marshall Miller”) our two operating mines had approximately 109.7 million metric tons of recoverable reserves and, based on a reserve report prepared by Norwest Corporation, our undeveloped Blue Creek Energy Mine contained 103.0 million metric tons of recoverable reserves.

Our hard coking coal (“HCC”), mined from the Southern Appalachian region of the United States, is characterized by low-to-medium volatile matter (“VM”) and high coke strength after reaction (“CSR”). These qualities make our coal ideally suited as a coking coal for the manufacture of steel. As a result of our high quality coal, our realized price has historically been in line with, or at a slight discount to, the Australian premium low-volatility HCC benchmark (“Australian HCC Benchmark”). In contrast, coal produced in the Central Appalachian region of the United States is typically characterized by medium-to-high VM and a CSR that is below the requirements of the Australian HCC Benchmark.

Our operations utilize longwall mining techniques, which is the most productive coal mining method available, and allows mining at the lowest cost per ton. We are able to utilize longwall mining as a result of the medium to thick coal seams of Mine No. 4 and Mine No. 7. Additionally, our operations benefit from a highly competitive initial Collective Bargaining Agreement (“CBA”) with the United Mine Workers of America (“UMWA”), which has enabled us to structurally reduce our cash costs.

Our two operating mines are located approximately 300 miles from our export terminal at the Port of Mobile, Alabama, which we believe to be the shortest mine-to-port distance of any U.S.-based met coal producer. Our low cost, flexible and efficient rail and barge network underpins our cost advantage and dependable access to the seaborne markets. We sell our coal to a diversified customer base of blast furnace steel producers, primarily located in Europe and South America. We enjoy a shipping time and distance advantage serving our customers throughout the Atlantic Basin relative to competitors located in Australia and Western Canada.

Our History

Walter Energy Restructuring

Warrior Met Coal, LLC was formed on September 3, 2015 by certain lenders under Walter Energy, Inc.’s 2011 Credit Agreement, dated as of April 1, 2011 (the “2011 Credit Agreement”), and the noteholders under Walter Energy, Inc.’s 9.50% Senior Secured Notes due 2019 (such lenders and noteholders, collectively, “Walter Energy’s First Lien Lenders”) in connection with the acquisition by the Company of certain core assets of Walter Energy, Inc. and certain of its wholly-owned subsidiaries (the “Walter Energy Debtors”) related to their Alabama mining operations. The acquisition was accomplished through a credit bid of the first lien obligations of the Walter Energy Debtors pursuant to section 363 of the U.S. Bankruptcy Code and an order by the Bankruptcy Court (I) Approving the Sale of the Acquired Assets Free and Clear of Claims, Liens, Interests and Encumbrances; (II) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Related Relief (Case No. 15-02741, Docket No. 1584) (the “Sale Order” and the transactions contemplated thereunder, the “Asset Acquisition”). Prior to the closing of the Asset Acquisition, the Company had no operations and nominal assets. The Asset Acquisition closed on March 31, 2016. Upon closing of the Asset Acquisition and in exchange for a portion of the outstanding first lien obligations of the Walter Energy Debtors, Walter Energy’s First Lien Lenders were entitled to receive, on a pro rata basis, a distribution of Class A Units in Warrior Met Coal, LLC.

In connection with the Asset Acquisition, we conducted rights offerings to Walter Energy’s First Lien Lenders and certain qualified unsecured creditors to purchase newly issued Class B Units of Warrior Met Coal, LLC, which diluted the Class A Units on a pro rata basis (the “Rights Offerings”). Proceeds from the Rights Offerings were used to pay certain costs associated with the Asset Acquisition and for general working capital purposes.

Corporate Conversion and IPO

On April 12, 2017, we completed the corporate conversion pursuant to which Warrior Met Coal, LLC was converted into a Delaware corporation and renamed Warrior Met Coal, Inc.

On April 19, 2017, we completed our initial public offering (“IPO”) of 16,666,667 shares of common stock at a price to the public of $19.00 per share. We did not receive any of the net proceeds from the IPO.

Description of Our Business

Our mining operations consist of two active underground met coal mines in Southern Appalachia’s coal seam (Mines No. 7 and No. 4) and other surface met and thermal coal mines, five of which are currently under lease to third parties and four of which are not operating and are not currently planned to be operated in the future. For a comprehensive summary of all of our coal properties and of our coal reserves and production levels as of December 31, 2017, see the tables summarizing our coal reserves and production in “Part I, Item 2. Properties-Estimated Recoverable Coal Reserves” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-38061), filed with the Securities and Exchange Commission on February 14, 2018 (the “Annual Report”). Our met coal production totaled 6.1 million metric tons in 2017. Our natural gas operations remove and sell natural gas from the coal seams owned or leased by us and others as a byproduct of coal production. Our degasification operations improve mining operations and safety by reducing natural gas levels in our mines.

Our underground mining operations are headquartered in Brookwood, Alabama and as of December 31, 2017, based on a reserve report prepared by Marshall Miller, were estimated to have approximately 109.7 million metric tons of recoverable reserves located in west central Alabama between the cities of Birmingham and Tuscaloosa. Operating at approximately 2,000 feet below the surface, the Mines No. 4 and No. 7 are two of the deepest underground coal mines in North America. The met coal is mined using longwall extraction technology with development support from continuous miners. We extract met coal primarily from Alabama’s Blue Creek coal seam, which contains high-quality bituminous coal. Blue Creek coal offers high coking strength with low coking pressure, low sulfur and low-to-medium ash content.

The met coal from our Mines No. 4 and No. 7 is sold as a high quality low and mid-vol met coal. Mines No. 4 and No. 7 are located near Brookwood, Alabama, and are serviced by CSX railroad. A coal producer is typically responsible for transporting the coal from the mine to an export coal-loading facility. Exported coal is usually sold at the loading port, with the buyer responsible for further transportation from the port to their location. Both mines also have access to our barge load-out facility on the Black Warrior River. Service via both rail and barge culminates in delivery to the Port of Mobile in Mobile, Alabama, where shipments are exported to our international customers via ocean vessels. Substantially all of our met coal sales consist of sales to international customers. We also own mineral rights for approximately 103.0 million additional metric tons of recoverable reserves at our Blue Creek Energy Mine located to the northwest of the Mine No. 4, based on a reserve report prepared by Norwest Corporation. The related mineral leases form the core of the project to be operated by Warrior Met Coal BCE, LLC, an indirect subsidiary of the Company, which project contemplates the development of a new underground met coal mine that has an estimated life of greater than 30 years. We refer to the underground met coal mine related to this project as the “Blue Creek Energy Mine.”

Coal Preparation and Blending

Our met coal mines have preparation and blending facilities convenient to each mine. The met coal preparation and blending facilities receive, blend, process and ship met coal that is produced from the mines. Using these facilities, we are able to ensure a consistent quality and efficiently blend our met coal to meet our customers’ specifications.

Marketing, Sales and Customers

Met coal prices differ substantially by region and are impacted by many factors, including the overall economy, demand for steel, location, market, quality and type of met coal, mine operation costs and the cost of customer alternatives. The major factors influencing our business are the global economy and demand for steel. Our operations’ high quality met coal is considered among the highest quality met coals in the world and is preferred as a base met coal in our customers’ blends. Our marketing strategy is to focus on international markets mostly in Europe and South America where we have a shipping time and distance advantage and where our met coal is in demand.

We focus on long-term customer relationships where we have a competitive advantage. We sell most of our met coal under fixed supply contracts primarily with pricing terms of three months and volume terms of up to one year. Some of our sales of met coal can, however, occur in the spot market as dictated by available supply and market demand. Our business is not substantially dependent on any contract, such as a contract to sell the major part of our products or other agreement to use a patent, formula, trade secret, process or trade name upon which our business depends to a material extent. For more information regarding our customers, see Note 2 to our consolidated financial statements included elsewhere in the Annual Report.

We have an arrangement with Xcoal Energy & Resource (“Xcoal”) to serve as Xcoal’s strategic partner for exports of low volatility HCC. Xcoal has specialized marketing capabilities and deep technical expertise as the largest met coal marketer in the United States. Our arrangement with Xcoal is expected to expand the geographic reach of our customers through Xcoal’s global presence. Xcoal has 16 offices worldwide, including in Brussels, the UAE, Singapore, Beijing, Shanghai, Seoul, Mumbai, and Rio de Janeiro. We expect to be able to leverage Xcoal’s more than 30 year history selling coal to key European and Asian steel customers to further improve the selling prices of our met coal relative to the global Australian HCC Benchmark industry index average.

Trade Names, Trademarks and Patents

As part of the Asset Acquisition, we acquired all intellectual property, including copyrights, patents, trademarks, trade names and trade secrets, owned by the Walter Energy Debtors and used or held for use in the business or our assets. Promptly following the closing of the Asset Acquisition, each Walter Energy Debtor, including Walter Energy, Inc. was required to discontinue the use of its name (and any other trade names or “d/b/a” names currently utilized by the Walter Energy Debtors) and may not subsequently change its name to or otherwise use or employ any name which includes the words “Walter.” We do not believe that any one such trademark is material to our individual segments or to the business as a whole.

Competition

Substantially all of our met coal sales are exported. Our major competitors are businesses that sell into our core business areas of Europe and South America. We primarily compete with producers of premium met coal from Australia, Canada, Russia and the United States. The principal factors on which we compete are met coal prices at the port of delivery, coal quality and characteristics, customer relationships and the reliability of supply. The demand for our met coal is significantly dependent on the general global economy and the worldwide demand for steel. Although there are significant challenges in the current economy, we believe that we have competitive strengths in our business areas that provide us with distinct advantages.

Suppliers

Supplies used in our business include petroleum-based fuels, explosives, tires, conveyance structure, ventilation supplies, lubricants and other raw materials as well as spare parts and other consumables used in the mining process. We use third-party suppliers for a significant portion of our equipment rebuilds and repairs, drilling services and construction. We believe adequate substitute suppliers are available and we are not dependent on any one supplier; however, we procure some equipment from a concentrated group of suppliers, and obtaining this equipment often involves long lead times. Occasionally, demand for such equipment by mining companies can be high and some types of equipment may be in short supply. We continually seek to develop relationships with suppliers that focus on reducing our costs while improving quality and service.

Our Offices

Our principal executive offices are located at 16243 Highway 216, Brookwood, Alabama 35444, and our telephone number at that address is (205) 554-6150. Our website address is www.warriormetcoal.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this reoffer prospectus.

RISK FACTORS

Investing in our Common Stock involves substantial risks. Before making a decision to invest in shares of our Common Stock, investors are urged to review the risk factors set forth under the caption “Risk Factors” in Part I, Item 1A of the Annual Report, which is incorporated in this reoffer prospectus by reference, and the Company’s other public filings made with the Commission, including those made after the date of this reoffer prospectus. Any of the risk factors described therein could significantly and adversely affect our business prospects, financial condition and results of operations. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or not believed by us to be material may also negatively impact us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus includes statements of our expectations, intentions, plans and beliefs that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. We have used the words “anticipate,” “approximately,” “assume,” “believe,” “could,” “contemplate,” “continue,” “estimate,” “expect,” “target,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should” and similar terms and phrases, including in references to assumptions, in this reoffer prospectus to identify forward looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	successful implementation of our business strategies;

•	a substantial or extended decline in pricing or demand for met coal;

•	global steel demand and the downstream impact on met coal prices;

•	inherent difficulties and challenges in the coal mining industry that are beyond our control;

•	geologic, equipment, permitting, site access, operational risks and new technologies related to mining;

•	impact of weather and natural disasters on demand and production;

•	our relationships with, and other conditions affecting, our customers;

•	unavailability of, or price increases in, the transportation of our met coal;

•	competition and foreign currency fluctuations;

•	our ability to comply with covenants in our asset based revolving credit facility and indenture governing our 8.00% Senior Secured Notes due 2024;

•	our substantial indebtedness and debt service requirements;

•	significant cost increases and fluctuations, and delay in the delivery of raw materials, mining equipment and purchased components;

•	work stoppages, negotiation of labor contracts, employee relations and workforce availability;

•	adequate liquidity and the cost, availability and access to capital and financial markets;

•	any consequences related to our transfer restrictions under our certificate of incorporation;

•	our obligations surrounding reclamation and mine closure;

•	inaccuracies in our estimates of our met coal reserves;

•	our ability to develop or acquire met coal reserves in an economically feasible manner;

•	our expectations regarding our future cash tax rate as well as our ability to effectively utilize our net operating loss carryforwards;

•	challenges to our licenses, permits and other authorizations;

•	challenges associated with environmental, health and safety laws and regulations;

•	regulatory requirements associated with federal, state and local regulatory agencies, and such agencies’ authority to order temporary or permanent closure of our mines;

•	climate change concerns and our operations’ impact on the environment;

•	failure to obtain or renew surety bonds on acceptable terms, which could affect our ability to secure reclamation and coal lease obligations;

•	costs associated with our pension and benefits, including post-retirement benefits;

•	costs associated with our workers’ compensation benefits;

•	litigation, including claims not yet asserted;

•	our ability to continue paying our quarterly dividend or pay any special dividend;

•	our ability to commence a stock repurchase program; and

•	terrorist attacks or security threats, including cybersecurity threats.

The forward-looking statements contained in this reoffer prospectus are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors,” which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. When considering forward-looking statements made by us in this reoffer prospectus, such statements speak only as of the date on which we make them. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements herein after the date of this reoffer prospectus, except as may be required by law. In light of these risks and uncertainties, stockholders should keep in mind that any forward-looking statement made in this reoffer prospectus might not occur.

USE OF PROCEEDS

If Shares are resold by the Selling Stockholders, we will not receive any proceeds from such sale. The Shares will be offered for the respective accounts of the Selling Stockholders. See the sections titled “Selling Stockholders” and “Plan of Distribution” below.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the Shares issued to them from time to time at prices and at terms prevailing or at prices related to the current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

This reoffer prospectus relates to Shares that may from time to time be offered and sold by the Selling Stockholders named below. The following table sets forth: (1) the name and relationship to the Company of each Selling Stockholder; (2) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of February 13, 2018; (3) the number of Shares offered by each Selling Stockholder pursuant to this offering; and (4) the number of Shares owned by each Selling Stockholder following this offering, assuming that all of the Shares offered hereby are sold. Each Selling Stockholder beneficially owns, and after completion of this offering will beneficially own, less than 1% of the total shares of Common Stock outstanding.

Because the Selling Stockholders may from time to time offer all or some of the Shares pursuant to this offering, we cannot determine with certainty the number of the Shares that will be held by the Selling Stockholders after completion of the offering. For purposes of the table below, we have assumed that, after completion of the offering, none of the Shares covered by this reoffer prospectus as of the date of this reoffer prospectus will be held by the Selling Stockholders. Except as otherwise noted, we determine beneficial ownership in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act.

As of February 13, 2018, there were 53,284,470 shares of our Common Stock outstanding.

The inclusion in this table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company.

Name and Relationship of Selling Stockholder	Shares of Common Stock owned before	Shares of Common Stock Offered	Shares of Common Stock owned after
Walter J. Scheller, III Chief Executive Officer and Director	259,852	235,337	24,515
Jack K. Richardson Chief Operating Officer	129,933	117,675	12,258
Kelli K. Gant Chief Administrative Officer and Secretary	76,992	69,729	7,263
Michael T. Madden Chief Commercial Officer	76,992	69,729	7,263
Stephen D. Williams Chairman of the Board	58,580	39,370	19,210
Brian Chopin Chief Accounting Officer and Controller	48,119	43,580	4,539
Dale W. Boyles Chief Financial Officer	47,067	47,067	0
James Jones (1)	43,580	43,580	0
Barry Kimbrell (1)	24,743	22,474	2,269
Brian Fredrickson (1)	19,247	17,432	1,815
Randy Craver (1)	6,972	6,972	0
Philip Saunders (1)	6,736	5,284	1,452
Darin Arnold (1)	4,212	3,486	726
Jeffrey Ball (1)	4,212	3,486	726
Dolores S. Moore (1)	4,212	3,486	726
Christopher Risher (1)	4,212	3,486	726
William O. Stanhouse (1)	4,212	3,486	726
Christopher Thielen (1)	4,212	3,486	726
Chester K. Plyar (1)	3,849	3,486	363
Mitchell Mataya (1)	3,486	3,486	0
Keith L. Shalvey (1)	3,486	3,486	0
Andrew Calhoun (1)	3,371	2,645	726
Charles P. Blevins (1)	2,517	1,791	726

(1)	Non-officer employee

LEGAL MATTERS

The validity of the common stock that is offered hereby by the selling stockholders will be passed upon by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of their Shares. The Selling Stockholders may sell the Shares offered under this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholders can presently estimate the amount of this compensation.

The Shares offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on the NYSE.

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Common Stock less discounts and commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our Common Stock is listed on the NYSE.

Selling Stockholders and any broker-dealers or agents that participate in the sale of the Common Stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Shares to be offered or resold by means of this reoffer prospectus by the Selling Stockholders may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

EXPERTS

The consolidated financial statements of Warrior Met Coal, Inc. (the Company) incorporated by reference in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information incorporated by reference in this reoffer prospectus relating to the estimates of the quantity and quality of our proven and probable coal reserves for Mine No. 4 and Mine No. 7 was prepared by Marshall Miller & Associates, Inc., an independent engineering firm.

The information incorporated by reference in this reoffer prospectus relating to the estimates of the quantity and quality of our proven and probable coal reserves for the Blue Creek Energy Mine was prepared by Norwest Corporation, an independent international mining consulting firm.

The information incorporated by reference in this reoffer prospectus relating to the estimates of the quantity and quality of our proven and probable coal reserves for the Carter/Swann’s Crossing Mine, the Beltona East Mine, the Carter P-3986 Mine, the Howton Mine, the Kimberly Mine, the Morris Mine, the Searles 8 Mine and the Sloan Mountain Mine was prepared by McGehee Engineering Corp., an independent engineering firm.

INDEMNIFICATION

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses is not exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those to be set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have also entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act, and are required to file reports, proxy statements and other information with the SEC. All such filings are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings are also available free of charge at the website of the SEC at www.sec.gov. A copy of any document incorporated by reference in the registration statement of which this reoffer prospectus forms a part but which is not delivered with this reoffer prospectus will be provided by us without charge to any person to whom this reoffer prospectus has been delivered upon oral or written request to that person. Requests for documents should be directed to Warrior Met Coal, Inc., Attention: Secretary, 16243 Highway 216, Brookwood, AL 35444, (205) 554-6150.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission by the Company, pursuant to the Securities Act and the Exchange Act, as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

(a)	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on April 13, 2017, pursuant to Section 12 of the Exchange Act, which in turn incorporates by reference the description in the Company’s prospectus, dated April 12, 2017, filed pursuant to Rule 424(b) under the Securities Act on April 14, 2017, relating to the Company’s Registration Statement on Form S-1 (File No. 333-216499), including any subsequently filed amendments and reports updating such description; and

(b)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-38061), filed with the Commission on February 14, 2018.

All documents, reports or definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

754,039    Shares

Warrior Met Coal, Inc.

Common Stock

Reoffer Prospectus

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-38061), filed with the Commission on February 14, 2018; and

(b)	the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 13, 2017, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which in turn incorporates by reference the description in the Registrant’s prospectus, dated April 12, 2017, filed pursuant to Rule 424(b) under the Securities Act on April 14, 2017, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-216499), including any subsequently filed amendments and reports updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant’s certificate of incorporation provides that the Registrant will, to the fullest extent authorized or permitted by applicable law, indemnify the Registrant’s current and former directors and officers, as well as those persons who, while directors or officers of the Registrant’s corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Registrant’s certificate of incorporation will be indemnified by the Registrant in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant’s board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by the Registrant’s certificate of incorporation is a contract right that includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by the Registrant’s officer or director (solely in the capacity as an officer or director of the Registrant’s corporation) will be made only upon delivery to the Registrant of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the Registrant’s certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Registrant’s certificate of incorporation may have or hereafter acquire under law, the Registrant’s certificate of incorporation, the Registrant’s bylaws that will be in effect at the closing of this offering, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Registrant’s certificate of incorporation affecting indemnification rights, whether by the Registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Registrant’s certificate of incorporation also permits the Registrant, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by the Registrant’s certificate of incorporation.

The Registrant’s bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those to be set forth in the Registrant’s certificate of incorporation. In addition, the Registrant’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Registrant within a specified period of time. The Registrant’s bylaws also permit the Registrant to purchase and maintain insurance, at the Registrant’s expense, to protect the Registrant and/or any director, officer, employee or agent of the Registrant’s corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the Registrant’s bylaws affecting indemnification rights, whether by the Registrant’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The Registrant entered into indemnification agreements with each of the Registrant’s current directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with the Registrant’s future directors and executive officers.

Item 7.	Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the reoffer prospectus included herein were issued pursuant to the Plan and were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of Warrior Met Coal, Inc. (incorporated by reference to Exhibit 3.1 on Form S-8 (File No. 333-217389 ) filed on April 19, 2017).

3.2	Bylaws of Warrior Met Coal, Inc. (incorporated by reference to Exhibit 3.2 on Form S-8 (File No. 333-217389 ) filed on April 19, 2017).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the common stock being registered.

10.1#	Warrior Met Coal, LLC 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 on Form S-1 (File No. 333-216499) filed with the Commission on March 27, 2017).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Marshall Miller & Associates, Inc.

23.3*	Consent of Norwest Corporation.

23.4*	Consent of McGehee Engineering Corp.

23.5*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.
#	Compensatory plan, contract or arrangement.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookwood, State of Alabama on February 15, 2018.

WARRIOR MET COAL, INC.

By:	/s/ Walter J. Scheller
Name:	Walter J. Scheller
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Walter J. Scheller, III and Dale W. Boyles, and each of them, severally, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Instruction E of Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Walter. J. Scheller Walter J. Scheller	Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2018

/s/ Dale W. Boyles Dale W. Boyles	Chief Financial Officer (Principal Financial and Accounting Officer)	February 15, 2018

/s/ Stephen D. Williams Stephen D. Williams	Director	February 15, 2018

/s/ Michael Addeo	Director	February 15, 2018
Michael Addeo

/s/ J. Brett Harvey	Director	February 15, 2018
J. Brett Harvey

/s/ Keith Luh	Director	February 15, 2018
Keith Luh

/s/ Blaine MacDougald	Director	February 15, 2018
Blaine MacDougald

Signature	Title	Date

/s/ Matthew R. Michelini	Director	February 15, 2018
Matthew R. Michelini

/s/ Gareth Turner	Director	February 15, 2018
Gareth Turner

/s/ Alan H. Schumacher	Director	February 15, 2018
Alan H. Schumacher